UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 Commission File No. 333-147225

FORM SB-2-A

Pre- Effective Amendment # 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMBER OPTOELECTRONICS INC.

(Name of small business issuer in its charter)

Delaware	3577	N/A
_____________________	_____________________	_____________________
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

John Campana

President

Amber Optoelectronics Inc.
2283 Argentia Road, Unit 10, Box 8 Mississauga ON L5N 5Z2, Canada

905 824 5306 X 203  Fax 780 665 6194

(Name, address and telephone number of principal executive office)

2283 Argentia Road, Unit 10, Box 8 Mississauga ON L5N 5Z2, Canada

905 824 5306 X 203  Fax 780 665 6194

(Address and telephone number of principal place of business)

COPIES TO:

Richard S. Lane

200 East 71 Street

New York, NY 10021

212-737-8454

 (Name, address and telephone number, of agent for service)

i

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ¨

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ¨

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ¨

 If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ¨

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Total Common Shares $0.001 par value (1)	26,928,850	$.05	$1,346,442.50	$41.34
Common Stock $0.001 par value (2)	9,750,000	$.05	$487,500.00	$14.97
Common Stock $0.001 par value (3)	1,200,000	$.05	60,000.00	$1.84
Common Stock $0.001 par value (4)	100,000	$.05	$5,000.00	$0.16
Common Stock $0.001 par value (5)	600,000	$.05	$30,000.00	$0.92
Common Stock $0.001 par value (6)	15,278,850	$.05	$763,942.50	$23.45

The Proposed maximum offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange.

 (1)  Represents total shares of common stock held by Issuers shareholders

 (2). Represents shares of common stock issued to Principal shareholders.

 (3)  Represents shares of common stock issued to Consultants.

 (4)  Represents shares of common stock issued for legal services.

 (5)  Represents shares of common stock issued to Officers and Directors.

 (6)  Represents shares of common stock held by non affiliated shareholders.

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

AMBER OPTOELECTRONICS INC.

26,928,850 SHARES OF

COMMON STOCK

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.  SEE "RISK FACTORS" BEGINNING ON PAGE 4. THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus  is  included  in  the  registration  statement  that  was  filed  by Amber Optoelectronics Inc.., with the  Securities  and  Exchange  Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents

THE COMPANY

Business of Issuer

Current client base

The Company’s Current Available Technology

Competition

New Technologies

Recent Developments

Business Strategy

Regulation

Reports to Security Holders

RISK FACTORS RELATED TO OUR BUSINESS

Forward-Looking Statements

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

Plan of Operations

Description of Property

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers, Promoters and Control Persons

Executive Compensation

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Holders

Penny Stock Considerations

Dividends

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Recent Sales of Unregistered Securities

Indemnification of Directors and Officers

Other Expenses of Issuance and Distribution

AVAILABLE INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Undertakings.

Legal Proceedings

Changes in and Disagreements with Accountant

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

General

Liquidity and Capital Resources

Results of Operations

Use of Estimate

Revenue Recognition

Controls and Procedures

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

General

Liquidity and Capital Resources

Results of Operations

Use of Estimate

Revenue Recognition

INTEREST OF NAMED EXPERTS AND COUNSEL

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2007

OPINION OF COUNSEL

INDEPENDENT AUDITORS CONSENT

SIGNATURES

EXHIBITS:

1.1  Articles of Incorporation of the Company

1.2  By-laws of the Company

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Table of Contents

  The Company
      Business of Issuer
      Current client base
      The Company’s Current Available Technology
      Competition
      New Technologies

      Recent Developments
      Business Strategy
      Regulation
      Reports to Security Holders
  RISK FACTORS RELATED TO OUR BUSINESS
      Forward-Looking Statements
  RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK
    Plan of Operations
    Description of Property
    Security Ownership of Certain Beneficial Owners and Management
    Directors and Executive Officers, Promoters and Control Persons
    Executive Compensation
    Certain Relationships and Related Transactions
    Security Ownership of Certain Beneficial Owners and Management
    Description of Securities
    Holders
    Penny Stock Considerations
    Dividends
    Disclosure of Commission Position on Indemnification for Securities Act Liabilities
    Recent Sales of Unregistered Securities
    Indemnification of Directors and Officers
    Other Expenses of Issuance and Distribution
  AVAILABLE INFORMATION
  Information Not Required in Prospectus
    Indemnification of Directors and Officers
    Undertakings
    Legal Proceedings
    Changes in and Disagreements with Accountant
  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
  TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
    General
    Liquidity and Capital Resources
    Results of Operations
    Use of Estimate

    Revenue Recognition
    Controls and Procedures
  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
    General
    Liquidity and Capital Resources
    Results of Operations
    Use of Estimate

    Revenue Recognition
  INTEREST OF NAMED EXPERTS AND COUNSEL
  CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
  SIGNATURES
  EXHIBITS:
    1.1
     Articles of Incorporation of the Company
    1.2   By-laws of the Company
  l1

  The Company

  On December 28, 2004,  the un-certificated, book-entry interest in Kerrie Holding Co.  had issued to their  shareholders of record shares of Kerrie Acquisition Corp. for each share held in Kerrie Holding Co.. On January 3, 2006 Kerrie Holding Co. 418 shareholders exchanged 15,278,850 shares with Kerrie Acquisition Corp. and the un-certificated, book-entry interest in Kerrie Holding Co. received one share of Kerrie Acquisition Corp. for each share of record held.  Kerrie Acquisition, Corp exchanged shares with  Amber Optoelectronics Inc. was entitled to use the exemption provided by Section. 504 of the Securities Exchange Commission relative to the exchange of its shares and other transactions described in such FORM D. A valid conforming FORM D was filed On January 19, 2007 by Amber Optoelectronics Inc. These actions were only an exchange of stock and there was no sale of stock. This was not a Reg. D offering. There were no solicitations of Shareholders. Amber Optoelectronics Inc. is a Delaware corporation. Our principal executive offices are located at 2283 Argentia Road, Unit 10,  Box 8, Mississauga, Ontario, Canada L5N 5Z2, Telephone: 905-780 665- 6194. Pursuant to an agreement entered into on December 29, 2006, Amber Optoelectronics Inc issued 9,750,000 common shares from treasury to the shareholders of Mei Pao Optoelectronics Co. Ltd. Located at No. 263, Sec. 2, Ganyuan St, Shulin City, Taipei, Taiwan, .in exchange for their share interest in Mei Pao Optoelectronics Co Ltd..  As part of that exchange Mei Pao shareholders transferred their shares and assigned to the Registrant, all of Mei Pao Optoelectronics Co. Ltd. inventory, products and existing contracts. As a result of the exchange agreement, Mei Pao Optoelectronics Co. Ltd. will operate its business as Amber Optoelectronics Co. Ltd a wholly owned subsidiary of the Registrant.

  On February 5th 2007, 1,200,000 common shares were issued from treasury to Visionary Investment Group Inc. for marketing and consulting service to create product awareness of all products, 600,000 shares issued to Directors, 100,000 shares issued to Richard Lane  for legal services . The foregoing with the 15,278,850  held by non affiliated shareholders and the 9,750,000 shares held by affiliated shareholders equal a total of 26,928,850 common shares issued and outstanding.

  Business of Issuer

  Mei Pao Optoelectronics Co. Ltd., is a Taiwan corporation with its core technology derived from YI Shiang Plastics.

  Founded in 1999, YI Shiang is the leader in plastic extrusion technology for the key components of diachronic DVD Players and 15”&17” LCD flat screens for computers.

  Armed with substantial R&D and manufacturing experience, Mei Pao Optoelectronics was created to apply the Taiwan patented technologies in the backlighting components of LCD’s into viable commercial products.

  After several years of high growth in 2005, the LCD/PC monitor has already occupied 70% of the market share vs. CRT. The mainstream monitor also grew in sizes from 14”, 15” to the current 17” with evidence of going to 19” as the mainstream product of the future. With the 6th generation of LCD production factories coming on stream, to further increase the yield thus lowering the production cost, the obvious growth pattern will continue. Currently 32” LCD/TV is the mainstream product, but the trend is toward 42” and beyond in the near future.

  Therefore, from area growth with demand growth prospective, the long-term trend of the Back/Light Module industry will be quite favorable. The Back/Light Module consists of LGP Diffusion Film, Brightness Enhance Film, Reflection Film, and the outside frame. Second only to the Color Filter Panel, the Back/Light Module is used to change the light direction, enhancing panel brightness to guarantee even brightness and light mix.

  The Prism performs the light refraction to the panel which promotes brightness. The optical material mentioned above accounts for 60~70% of the module raw material cost. The technology developed by Amber Optoelectronics Inc. can reduce the production cost by 20 to 25% of the Back/Light Module.

  Current client base

  Tsinghua Tongfang Co. Ltd.  Shulin City, Taiwan

  Founder Electronics. Beijing, China

  Key Mouse Electronics. Guangdong, China

  Clevo Co.  Sun Chung City, Taipei Hsien, Taiwan

  Everspring Industry Co. Ltd.  Kweishan, Taiwan

  Weikeng Industrial Co. Ltd. Taipei, Taiwan

  TZT USA Industries Inc.  Irvine CA

  Chun Electronics Corp. Ltd.  Taoyuan, Taiwan

  Haier Group Co. Ltd.  Qingdao, China

  Chi Mei Optoelectronics Corp.  Tainan, Taiwan

  Sharp Group. Osaka, Japan

  Toshiba Corporation, Tokyo, Japan

  The Company’s Current Available Technology

  The Company produces the Back/Light Modules for LCD displays.  The current Back/light module consists of Reflection Film, Light – Guiding Plate,   Diffusion film, Brightness Enhance Prism Film, and the outside frame. Next only to the Color Filter Panel, the Back/Light Module is used to change the light direction, enhancing panel brightness to guarantee even brightness and light mixture.

  The Prism in the Back/Light Module performs the light refraction to the panel which promotes brightness. The optical material mentioned above accounts for 60 - 70% of the module raw material cost. The Prism patented technology developed by Mr. Chen can reduce the production cost of the back/light module by 20 to 25%.

  Competition

  The Company faces competition from other companies operating in the Back/Light Module for LCD screens. The LCD industry is highly competitive and is characterized by constant technological innovation. The Company’s competitors include service Back/Light providers in the Flat Television and Computer monitor market, many of which have substantially greater financial and other resources than our company.

  New Technologies

  The Company may also face competition from other technologies and services, which are currently being introduced and may be introduced in the future. The continued acceptance of the services the Company plans to offer and anticipates offering may be adversely affected by the developments and availability of new technology which is always under development.

  Recent Developments

  Amber Optoelectronics Inc. is a Delaware corporation organized January 05, 2007. Mei Pao Optoelectronics Co. Ltd., is a Taiwan corporation located at No. 263, Sec. 2, Ganyuan St, Shulin City, Taipei, with its core technology derived from YI Shiang Plastics. Founded in 1999, YI Shiang was a leader in plastic extrusion technology for the key components of diachronic DVD Players and 15”&17” LCD flat screens for computers. Armed with substantial R&D and manufacturing experience, Amber Optoelectronics Inc. will apply the Taiwan patents listed herein as viable products.

Name of Patents	Patent number	Date registered	Place registered	Country of patent	Patent holder
Light Source Device of Side Emitting Back Light Module	M305912	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Source Device of Backlight Module	M305911	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh Yeh-He Lo
Light Guide Plate	M300824	11/11/2006	Rep. of China	Taiwan, China	Yeh-He Lo
TV Reception modular Device	M298295	9/21/2006	Rep. of China	Taiwan, Spain, China, France, Germany	Yi-Hsiang Optoelectronics
Connecting device between Back -lighting bulb and wire	M298070	9/21/2005	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Optoelectronics
Frame for thin LCD displays (1)	M276246	9/21/2005	Rep. of China	Taiwan, China	Yi-Hsiang Optolectronics
Frame for thin LCD displays (1)	M276212	9/21/2005	Rep. of China	Taiwan, China	Yi-Hsiang Optoelectronics
Side-Emitting light source for Back -lighting module	#95216477	9/15/2006	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Optoelectronics

  Business Strategy

  The company’s current installed production capacity for the Back/Light Module is 30,000 units a month. The company plans to develop a new production facility that will increase our production capacity by 40,000 units a month plus incorporate the new patented technology.

  Regulation

  The Company is not in a position or industry, which requires any government approval.

  Employees

  The Company currently employs 36 full-time with 22 part-time employees when needed.

  Reports to Security Holders

  Prior to this filing, we have not been required to deliver annual reports to our security holders. To the extent that we are required to deliver annual reports to security holders through our status as a reporting company, we will deliver annual reports. Upon completion of this Form  SB – 2-A, we intend to file annual and quarterly reports with the Commission. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  We will be an electronic filer and the SEC maintains an Internet Site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be viewed at http://www.sec.gov/.

  RISK FACTORS RELATED TO OUR BUSINESS

  The Company is subject to various risks that may materially harm its business, financial condition and results of operations. You

  v

  should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase the Company’s common stock. If any of these risks or uncertainties actually occurs, the Company’s business, financial condition or operating results could be materially harmed. In that case, the trading price of the Company’s common stock could decline and you could lose all or part of your investment.

  Uncertain Demand For The Company’s Products May Cause Revenues To Fall Short Of Expectations And Expenses To Be Higher Than Forecasted The Company Would Incur More Marketing Costs.

  The Company is unable to forecast revenues with certainty because of the unknown demand from consumers for its product. If demand for the Company’s product does not prove to be as competitive anticipated, revenues may be lower than expected and/or marketing expenses higher than anticipated, either of which will increase the time and capital the Company needs to achieve a profitable level of operations.

  The Company May Acquire Other Companies, Which Will Reduce Its Income In The Event The Company Is Not Able to Integrate Them Into Its Existing Operations.

  As part of the Company’s business strategy, it may make acquisitions of, or significant investments in, complementary companies, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. The Company cannot guarantee that it would be successful in overcoming these risks or any other problems encountered with such acquisitions, and the Company’s inability to overcome such risks could have a material adverse effect on its business, financial condition and results of operations.

  New And Existing Competition May Gain Market Share And Limit The Company’s Potential Growth

  The Company has great concern about competing firms entering its target markets. The Company recognizes tremendous value in being the first-to-market in many different geographical areas and market verticals especially since most of the location contracts are long-term in nature. There is no assurance that new or existing competitors will not adversely affect the Company’s’ business.

  The Company’s Ability To Achieve Profitable Operations Is Directly Tied To The Company’s Ability To Attract And Retain Customers.

  The Company has no way of predicting whether its marketing efforts will be successful in attracting customers, and acquiring substantial market share. If the Company’s marketing efforts fail, it may fail to attract customers, which would adversely affect our business and financial results.

  The Company Could Fail To Attract Or Retain Key Personnel, Which Could Hamper Its Ability To Generate Income.

  The Company has certain key employees who manage the Company’s operations and, if the Company were to lose their services, senior management would be required to expend time and energy to replace and train replacements. In addition, the Company needs to attract additional high quality sales, technical and consulting personnel. To the extent the Company is smaller than its competitors and have fewer resources, the Company may not be able to attract the sufficient number and quality of staff.

  The Company’s Common Stock Will Be A "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements.

  The Company’s common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 if it is listed for trading. These requirements may reduce the potential market for the Company’s common stock by reducing the number of potential investors and by making broker-dealers less likely to effect trades in the common stock. This may make it more difficult for investors in the Company’s common stock to sell shares to third parties or to otherwise dispose of them. This could cause the Company’s stock price to decline. Penny stocks are stock:

  - With a price of less than $5.00 a share;

  - That is not traded on a "recognized" national exchange;

  - Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 a share); or Issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years;

  SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor."  This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks.  Application of the penny stock rules to our common stock could affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

  Forward-Looking Statements

  Information included or incorporated by reference in this registration statement may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

  This registration statement contains forward-looking statements, including statements regarding, among other things (a) our growth strategies (b) anticipated trends in our industry (c) our future financing plans and (d) our anticipated needs for working capital. These statements may be found under “Plan of Operations” and “Description of Business,” as well as in this registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this registration statement generally. Because of these risks and uncertainties, there can be no assurance the forward-looking statements contained in this registration statement will in fact occur.

  RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

  Insiders own a significant portion of our common stock, which could limit our stockholders’ ability to influence the outcome of  key transactions.    As of  September 30, 2007, our officers and directors and their affiliates beneficially owned approximately 44% of the outstanding shares of our common stock. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could prevent or frustrate attempts to effect a transaction that is in the best interests of the other stockholders and could also discourage others from seeking to purchase our common stock, which might depress the price of our common stock.

  Plan of Operations

  Overview

  The Company is in production with clients and purchase orders. All costs and expenses associated with preparing and filling this registration statement and other operations of the Company have been paid for by the company.

  In the opinion of management, inflation has not and will not have a material effect on the operations of the Company. Upon the Company successfully completing an acquisition or merger, then, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following the successful acquisition or merger.

  Plan of Operation

  The company current installed production capacity for the Back/Light Module is at 30,000 units a month. We plan to develop a new production facility that will increase our production capacity by 40,000 units a month.

  Description of Property

  The Company’s executive offices are located at 2283 Argentia Road Unit # 8 Mississauga, Ontario. L5L5Z2, which consists of 800 square feet at a cost of US$1250.00 per month on a month to month basis.  The company rents approximately 12,000 square feet on a monthly basis, in Taiwan for $1600.00, also on a month to month basis.  Management has recommended moving the Taiwan operation to larger quarters in early 2008.

  Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information relating to the beneficial ownership of Company common stock by those persons beneficially holding more than 5% of the Company capital stock, by the Company’s directors and executive officers, and by all the Company's directors as a group, as of December 31, 2006.

  Security ownership of Directors:

Name	Position	No. of Shares
Carmen McClelland	Chief Executive Officer	200,000 *
John Campana	President and Director	200,000 *
George Parselias	Secretary/Treasurer	200,000 *

             * Restricted shares under Rule 144.

  Directors and Executive Officers, Promoters and Control Persons

  The name, age, position, term and periods served of the Company’s present officers and directors are set forth in the following table:

Name	Age		Term	Period
Carmen McClelland	44	C Chief Executive Officer C	1 yr	January 2007– Present
John Campana	48	President/Director	1 yr	January 2007– Present
George Parselias	42	Secretary/Treasurer	1 yr	January 2007– Present

  All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to electing directors. The Board of Directors appoints officers annually and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

  No director, officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

  The following is a brief summary of the business experience of the foregoing:

  Carman McClelland, B.A., LL.B, Chief Executive Officer

  Carman McClelland graduated from the University of Windsor, Faculty of Law in 1983.  He articled with a Toronto, Bay Street firm that specializes in representing management in employment matters.  In 1987, Carmen was elected as the Member of Provincial Parliament for the Riding of Brampton North.  Since 1995, Mr. McClelland has been practicing law in Brampton, Ontario and has, as part of his practice, provided government relations services to a large provincial private sector association as well as medium and small businesses.  Carman supports his community by his active involvement with amateur sports, as a volunteer to various charities and member of his faith community, North Bramalea United Church.  His business contributions include serving as Vice President of the Brampton Board of Trade and Executive Board Member of The Peel Law Association.  As a Director of Amber Optoelectronics  Inc., Mr. McClelland  will afford the board the benefit of his expertise acquired over a long career as a public servant, and as an advisor to business management.

  John Campana, President

  Mr. Campana obtained his Diploma at Ryerson Polytechnical Institute (Ryerson University) - Technical Certifications followed in LAN Switching Technology, VOIP, ATM and Routers. Mr. Campana is a skilled executive who was employed as Vice President Sales and Marketing by Star Navigation Systems Group Inc., a company specializing in aeronautical data transfer via satellite. John was also employed as Vice President of Sales for SolutionInc, a provider of software based technologies for the internet.  From 1996 to 2004, he served as an executive for 3Com Corporation; initially as the Director of Customer Service & Sales, followed by three years as North American Director of Business Development. John has a thorough understanding of the sales cycle, sales process and customer relationship management. These skills, combined with on-the job experience in technology solutions, networking products, software and customer service has honed his executive abilities. John has enjoyed numerous business relationships that span many diversified sectors including government, aerospace, financial, medical and personal growth through education.  As a contributor to our society, John sits on a number of Community Service Boards and is also an Advisor to the School of Business Management, Ryerson University.  As the President of Amber Optoelectronics Inc, Mr. Campana will provide his expertise, business management and relationship skills to ensure corporate success.

  George Parselias, Secretary/Treasurer

  Mr. George Parselias holds a Bachelor of Arts in Economics and both his CMA and CGA designation.  While with a major Canadian financial services company, he was instrumental in creating forecasting and projection models for all business segments and summary five-year projection models.  His success drew him to their US operation where he managed the US lease portfolio, the largest corporate business unit, valued at $250MM in revenues and $400MM in assets.  He turned his attention to Baker Street Technologies, a software development firm that created a web-based supply chain management solution responsible for all operations including financial management and administrative function of the corporation, including finance, planning and budgeting, accounting and reporting, human resources, administration and legal. As Director of Finance, Mr. George Parselias is responsible for the financial structure of Amber Optoelectronics Inc. and the continued cost alignments and financial activities related to delivering shareholder value and driving profitability

  Executive Compensation

  The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director or officer has accrued any expenses or compensation up to this time period.

  Certain Relationships and Related Transactions

  There are no Relationships and Related Transactions

  Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth the ownership, as of  September 30, 2007, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

Name of beneficial owner	Amount of beneficial owner ship	Percentage (1)
Carman McClelland	200,000	N/A
John Campana	200,000	N/A
George Parselias	200,000	N/A
Jack C. Chen	9,750,000	38%

  (1)

  This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 26,928,850 shares of common stock outstanding as of  September 30, 2007

  Description of Securities

  Common Shares.

  At any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Articles of Incorporation. All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present. The Company’s articles do not provide for cumulative voting or preemptive rights. There are no outstanding options or warrants of any kind for the company's stock.

  Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

  There is no public trading market for the Company's common stock. As of this filing there are approximately 458 holders of record of the Company's Common Stock and the Company had issued and outstanding 26,978,850 shares of Common Stock.  Of these shares 15,278,850 are shares held by non affiliates and 600,000 shares are held by Directors and Officers of the company and 1,200,000 held by Visionary Investments and 100,000 shares to Richard Lane.  No dividends have been declared on the Company’s stock, nor does the Company foresee any dividends being declared in the near future.  The Company does not have any equity compensation plans in place as of the date of this registration statement, and has no options, warrants or other convertible securities outstanding to date.

  Holders

  The number of recorded holders of the Company's common stock as of September 12, 2007 is 458.

  Penny Stock Considerations

  Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

  2

  Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

  3

  Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

  4

  Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

  5

  Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

  Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

  Dividends

  We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

  Disclosure of Commission Position on Indemnification for Securities Act Liabilities

  As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person’s conduct was unlawful .under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Amber Optoelectronics Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  Recent Sales of Unregistered Securities

Recipient	Date Granted	No. of Shares	Share Value	Total Consideration	Services Rendered
Richard S. Lane	April 05, 2005	100,000	$0.05	$5,000.00	Legal fees **
Visionary Investments	April 05, 2005	1,200,000	$0.05	$60,000.00	Product Marketing **
Carman McClelland	April 05, 2005	200,000	$0.05	$10,000.00	Directors
George Parselias	April 05, 2005	200,000	$0.05	$10,000.00	Directors
John Campana	April 05, 2005	200,000	$0.05	$10,000.00	Directors
Jack C. Chen	April 05, 2005	9,750,000	$0.05	$487,50.00	Principal Shareholder

  x

  **  Two selling shareholders were each issued shares of common stock in exchange for services rendered, issued as indicated below no other consideration was paid to Richard S. Lane or Visionary.

  Indemnification of Directors and Officers

  The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:

  Other Expenses of Issuance and Distribution

  The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Amber Optoelectronics, Inc.

Amount (1)
SEC Registration fee	$39.80
Blue Sky fees and expenses	1,000.00
Printing and shipping expenses	250.00
Legal fees	6,500.00
Transfer and Miscellaneous expenses	4,500.00
Total (1)	$12,289.80

  (1) All expenses, except SEC registration fees, are estimated.

  AVAILABLE INFORMATION

  We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

  You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

  We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Amber Optoelectronics Inc.., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

  Information Not Required in Prospectus

  Indemnification of Directors and Officers

  Paragraph Seventh of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  Article VI of the Company’s Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

  Undertakings

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

       The undersigned registrant hereby undertakes to:

  (1)   File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

       (i)      Include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)

  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

  (iii)

  Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately.

  (2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

  (3)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Amber Optoelectronics, Inc.  pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Legal Proceedings

  The Company is currently not a party to any material pending legal proceedings and no such action by or to the best of its knowledge, against the Company has been threatened.

  Changes in and Disagreements with Accountant

  There has been no disagreement with accountants.

  SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

  This SB-2 Filing contains forward-looking statements about Amber Optoelectronics Inc. business, financial condition and prospects that reflect management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our management's assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, Amber Optoelectronics Inc. actual results may differ materially from those indicated by the forward-looking statements.

  The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

  There may be other risks and circumstances that management may be unable to predict. When used in this Report, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, although there may be certain forward-looking statements not accompanied by such expressions.

  The safe harbors of forward-looking statements provided by Section 21E of the Exchange Act are unavailable to issuers of penny stock. As we issued securities at a price below $5.00 per share, our shares are considered penny stock and such safe harbors set forth under the Reform Act are unavailable to us.

  The information presented here should be read in conjunction with Amber Optoelectronics Inc. audited financial statements and related notes for the fiscal year ended December 31, 2006 and 2005 respectively along with the period ending September 30, 2007.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

  The information presented here should be read in conjunction with Amber Optoelectronics Inc. unaudited financial statements and related notes for the nine months ended September 30, 2007 and 2006 respectively.

  General

  Liquidity and Capital Resources

  At December 31, 2006, the Company had current assets and liabilities totaling $1,534,887 and $2,502,730, respectively, this resulted in a working capital deficit of $967,843. Currently, its significant shareholders are financing the Company’s operations. The Company has incurred a net loss during the current fiscal year of $1,464,020 but does not anticipate this to continue into future fiscal years. Included in the net loss incurred during the current year was a one-time expense of $1,405,230, which accounted for almost the entire amount of the net loss.

  Results of Operations

  Year ended December 31, 2006 vs. the year ended December 31, 2005.

  Net sales for the year ended December 31, 2006 was $7,492,750 versus net revenues of $5,581,004, an increase year-over-year of $1,911,746, or 34%. The increase was driven by aggressively trying to increase market share and geographic footprint to gain additional customer base.

  Our cost of sales for the year ended December 31, 2006 was $7,161,037 compared to $5,172,573 for the year ended December 31, 2005.  The increase of $1,988,464 of cost of revenues was the direct result of the increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.

  Our selling, general and administrative expenses for the year ended December 31, 2006 vs. year ended December 31, 2005 increased  20%, or $61,015, from $298,168 to $359,183 due to the increase in investment for sales and marketing costs, in order to increase revenues and market share. General and administrative expenses were comparable on a year-over-year basis.

  Non-operating income for the year ended December 31, 2006 decreased to $5,235 versus non-operating income of $25,420 during the same period ended December 31, 2005. Primary reason is attributed to one-time gain on sale of certain non-operating fixed assets that resulted in a one-time gain of almost $15,000.

  Non-operating expenses for the year ended December 31, 2006 increased to $36,555 versus non-operating expenses of $8,582 during the same period ended December 31, 2005. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $26,563.

  During the year ended December 31, 2005, we incurred a tax provision for income taxes of $32,444 as compared to the year ended December 31, 2006 where there was no provision required. Taxable pre-tax income for the current year ended December 31, 2006 was a loss of $1,464,020 resulting in no income tax provision. The previous year ended December 31, 2005 had pre-tax income of $127,101 which required the booking of the tax provision.

  Accordingly, for the year ended December 31, 2006, we incurred a net loss of $1,464,020 versus a net income after income tax provision of $94,657 for the year ended December 31, 2005.  The majority of the increase in net loss in the current year was driven by significant increase in operating costs and a one-time expense item of $1,405,230 that was recorded due to theft by one of the Company’s former employee’s. In the early part of fiscal 2006, the operating company, YI Shiang Plastics, changed its corporate name to Mei Pao Optoelectonics Inc. During the transition period the Accountant of the aforementioned precursor companies illicitly transferred a Letter of Credit in the amount of $1,405,230 away from the Company’s bank account and into his own. The Director’s of the newly formed entity, Amber Optoelectronics Ltd., a company based in Taiwan, personally agreed to indemnify the company and its suppliers. Amber Optoelectronics Inc., the Delaware based corporation, agreed in principle to assist the Taiwanese company to resolve this matter to the best of their ability.

  Critical Accounting Policies

  Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

  Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

  Use of Estimate

  The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

  Revenue Recognition

  The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

  Foreign Currency Translation

  The functional currency of the Company is the local currency where the Company operates (Taiwan).  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

  Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in adjustments of $4,878 and $2,672 for the years ending December 31, 2006 and 2005, respectively.  Foreign currency transaction gains resulting from favorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $4,015 and $7,902 in the years ending December 31, 2006 and 2005, respectively, and are shown as separate items in the accompanying consolidated statement of operations. Foreign currency transaction losses resulting from unfavorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $1,342 and $5,059 in the years ending December 31, 2006 and 2005, respectively, and are shown as separate items in the accompanying consolidated statement of operations.

  Recent Accounting Pronouncements

  In December 2004, FASB issued SFAS 153, “Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

  Controls and Procedures

  The Corporation maintains disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of the period covered by this report, the Corporation's Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Corporation's disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, the Corporation's Chief Executive Officer and Chief Financial Officer concluded that the Corporation's disclosure controls and procedures are effective as of the end of the period covered by this report. There were no changes in the Corporation's internal control over financial reporting that occurred during the Corporation's most recent fiscal year end that have materially affected, or are reasonably likely to materially affect, the Corporation's internal control over financial reporting.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

  The information presented here should be read in conjunction with Amber Optoelectronics Inc. audited financial statements and related notes for the twelve months ended December 31, 2006 and 2005.

  General

  Liquidity and Capital Resources

  At September 30, 2007, the Company had current assets and liabilities totaling $416,081 and $383,332, respectively, that resulted in a working capital surplus of $32,749. Currently, its significant shareholders are financing the Company’s operations. The Company has incurred a net loss during the current fiscal year of $72,807 but does not anticipate this to continue into future fiscal years as the Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years.

  Results of Operations

  Nine months ended September 30, 2007 vs. the year ended September 30, 2006.

  Net sales for the year ended September 30, 2007 was $480,672 versus net sales of $6,982,362, a decrease year-over-year of $6,501,690. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favor of new product lines that will lead the company into material profit margins in the current and future fiscal years.

  Our cost of revenues for the nine months ended September 30, 2007 was $366,035, or 76% of net sales compared to $6,527,601, or 94% of net sales for the nine months ended September 30, 2006.  The decrease of $6,161,566 of cost of sales was the direct result of the decrease in net sales of $6,501,690, as the company liquidated inventory and commitments of its existing products during the nine months ended September 30, 2006, and introduced its new product lines during the nine months ended September 30, 2007. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

  Our selling, general and administrative expenses for the nine months ended September 30, 2007 versus the nine months ended September 30, 2006 decreased 192% or by $170,580, to $88,736, from $259,316 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales and marketing initiatives and focus by aligning efforts and expenditures in line with the new product line launches building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

  Non-operating income for the nine months ended September 30, 2007 was $0 versus non-operating income of $54 during the same period ended September 30, 2006. These were negligible to immaterial amounts as the company and did not enter into any material foreign exchange transactions in either nine month period.

  Non-operating expenses for the nine months ended September 30, 2007 increased to $98,708 versus non-operating expenses of $8,371 during the same period ended September 30, 2006. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $98,708. The main expense driver in the nine month period ended September 30, 2006 was interest expense incurred as the company had short term bank loans in place during the period, loans which were fully repaid in June of 2006.

  During the nine month period ended September 30, 2007, we incurred no tax provision for income taxes as the company incurred a pre-tax net loss of $72,807. There was a tax provision recorded for the same period a year ago of $16,099 as we had taxable income of $187,128.

  Accordingly, for the nine months ended September 30, 2007, we incurred a net loss of $72,807 versus a net income of $171,029 for the nine month period ended September 30, 2006.  The major reason for the net loss was due to the Company’s strategic decision to move away from less profitable business lines and retrenching into new more high-margin and growth opportunities.

  Critical Accounting Policies

  Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

  Use of Estimate

  The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

  Revenue Recognition

  The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

  Foreign Currency Translation

  The functional currency of the Company is the local currency where the Company operates (Taiwan).  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

  Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $4,456 and $22,336 for the nine months ending September 30, 2007 and 2006, respectively.  Foreign currency transaction gains resulting from favorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $54 in the nine months ending September 30, 2007 and 2006, respectively, and are shown as separate items in the accompanying consolidated statement of operations. Foreign currency transaction losses resulting from unfavorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $0 in the nine months ending September 30, 2007 and 2006, respectively, and are shown as separate items in the accompanying consolidated statement of operations.

  Recent Accounting Pronouncements

  In December 2004, FASB issued SFAS 153, “Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

  INTEREST OF NAMED EXPERTS AND COUNSEL

  The financial statements of Amber Optoelectronics Inc. for the fiscal year ended December 31, 2006, and December 31, 2005, incorporated herein have been so incorporated in reliance upon the report of  Rotenberg & Co.., an independent certified public accountant, given upon his authority as an expert in auditing and accounting. Our Security Counsel is Mr. Richard S. Lane, Attorney at Law, New York, NY.

  CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

  Financial Statements of

  AMBER OPTOELECTRONICS INC.

  December 31, 2006

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors

   and Stockholders

  Amber Optoelectronics Inc.

  Delaware

  We have audited the accompanying consolidated balance sheets of Amber Optoelectronics Inc.  as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying consolidated financial statements have been prepared assuming Amber Optoelectronics Inc. will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this matter are described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ Rotenberg & Co., LLP

  Rotenberg & Co., LLP

  Rochester, New York

  October 29, 2007

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidasted Balance Sheets

	31-Dec-06	31-Dec-05
ASSETS		
Current Assets		
Cash and Cash Equivalents	$ 5,772	$ 93,634
Notes Receivable	-	70,651
Accounts Receivable - Net of Allowance for Doubtful Accounts	-	174,080
Inventories	1,512,508	1,695,822
Prepaid Expenses	1,375	3,355
Other Current Assets	15,232	188,152
Total Current Assets	$ 1,534,887	$ 2,225,694
Property, Plant and Equipment, Net of Accumulated Depreciation	49,741	272,117
Deferred Cost	14,658	18,711
Total Assets	$ 1,599,286	$ 2,516,522
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities		
Bank Loans	$ 1,020,816	$ 283,625
Notes Payable	-	435,001
Advances From Customers	747,567	1,913
Due To Stockholders	734,347	809,758
Accounts Payabale and Accrued Liabilities	-	468,002
Other Liabilities	-	2,266
Total Current Liabilities	$ 2,502,730	$ 2,000,565
Long-Term Liabilities		
Long-Term Debts	$ 298,248	$ 118,270
Total Long-Term Liabilities	$ 298,248	$ 118,270
Shareholders' Equity		
Common Stock, $0.001 par value, 50 millions shares authorized - 9million issued and outstanding at December 31, 2006 and 2005	$ 9,000	$ 9,000
Additional paid in capital	$ 141,000	$ 291,000
Legal Reserve	9,821	58
Accumulated Other Comprehensive Income	7,550	2,672
Retained Earnings / (Loss)	(1,369,063)	94,957
Total Shareholders' Equity	$ (1,201,692)	$ 397,687
Total Liabilities and Shareholders' Equity	$ 1,599,286	$ 2,516,522

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Statements of Stockholders' Equity
For The Twleve Months Ended December 31, 2006

	Number of Shares	Common Stock	Additional Paid in Capital	Legal Reserve	Retained Earnings / (Loss)	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance - December 31, 2004	9,000,000	$ 9,000	$ 291,000	$ —	$ 300	$ —	$ 300,300
Appropriation for Legal Reserve				58			58
Net Income	—	—	—	—	94,657	—	94,657
Foreign Currency Translation Income	—	—	—	—	—	2,672	2,672
Balance - December 31, 2005	9,000,000	$ 9,000	$ 291,000	$ 58	$ 94,957	$ 2,672	$ 397,687
Capital Decrease	—	—	(150,000)		—	—	(150,000)
Appropriation for Legal Reserve	—	—		9,763	—	—	9,763
Net Income / (Loss)	—	—	—		(1,464,020)	—	(1,464,020)
Foreign Currency Translation Income	—	—	—	—	—	4,878	4,878
Balance - December 31, 2006	9,000,000	$ 9,000	$ 141,000	$ 9,821	$ (1,369,063)	$ 7,550	$ (1,201,692)

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statement of Operations

	Twelve Months Ended	
	31-Dec-06	31-Dec-05
Sales Revenues	$ 7,790,819	$ 5,816,341
Less: Sales Returns	(295,325)	(233,677)
Less: Sales Allowances	(2,744)	(1,660)
Total Net Sales	$ 7,492,750	$ 5,581,004
Cost of Sales	7,161,037	5,172,573
Gross Profit	$ 331,713	$ 408,431
Selling, General and Administrative Expenses	359,183	298,168
Loss Due To Theft	1,405,230	-
Operating (Loss) Income from Operations	$ (1,432,700)	$ 110,263
Non-Operating Income		
Interest Revenue	287	1,770
Foreign Exchange Gain	4,015	7,902
Other Income	933	15,748
	5,235	25,420
Non-Operating Expernses		
Loss On Sale Of Assets	26,563	-
Interest Expense	8,650	3,523
Foreign Exchange Loss	1,342	5,059
	36,555	8,582
Income (Loss) Before Income Taxes	$ (1,464,020)	$ 127,101
Provision for (Benefit From) Income Taxes	-	32,444
Net (Loss) Income	$ (1,464,020)	$ 94,657
Comprehensive Income		
Foreign Currency Translation Income	4,878	2,672
Total Comprehensive Income (Loss)	$ (1,459,142)	$ 97,329
Net (Loss) Income Per Share - Basic and Diluted	$ (0.16)	$ 0.01
Weighted Average Shares Outstanding - Basic and Diluted	9,000,000	9,000,000

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statement of Cash Flows

	31-Dec-06	31-Dec-05
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Income (Loss)	$ (1,464,020)	$ 94,657
Non-Cash Adjustments		
Depreciation and Amortization Expense	41,928	31,215
Changes in Operating Assets and Liabilities		
Notes Receivable	70,651	(72,240)
Accounts Receivable	174,080	(177,996)
Inventories	183,314	(1,626,555)
Prepaid Expenses	1,980	(3,431)
Other Current Assets	172,920	(171,840)
Pension Fund	-	-
Notes Payable	(435,001)	444,786
Accounts Payable and Accrued Liabilities	(470,268)	438,957
Fees on Deposit	745,654	10,515
Income Taxes Payable	-	33,025
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (978,762)	$ (998,907)
NET CASH FROM INVESTING ACTIVITIES		
Decrease(Increase) in Property, Plant and Equipment	$ (4,387)	$ (11,782)
Decrease(Increase) in Office Equipment	-	(20,418)
Decrease(Increase) in Other Property, Plant and Equipment	(15,637)	(236,475)
Decrease(Increase) in Transportation Equipment	-	-
NET CASH FLOWS FROM INVESTING ACTIVITIES	$ (20,024)	$ (268,675)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Bank Advances and Repayments	$ 737,191	$ 290,005
Increase in Long-Term Debt	179,978	120,931
Stockholder Advances and Repayments	(75,411)	689,936
Cash Dividends	-	(531)
Issuance of Common Stock	-	245,399
NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 841,758	$ 1,345,740
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$ 69,166	$ 2,754
NET CHANGE IN CASH AND CASH EQUIVALENTS	(87,862)	80,912
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,634	12,722
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,772	$ 93,634

SUPPLEMENTAL DISCLOSURES		
Interest Paid, Excluding Capitalized Interest	$ 8,872	$ 3,603
Income Taxes Paid	-	33,173
NON-CASH INVESTING AND FINANCING ACTIVITIES:		
Long-Term Liabilities - Current Portion	$ 123,313	$ 27,924

  The accompanying notes are an integral part of these financial statements.

  AMBER OPTOELECTRONICS INC.

  Notes to Financial Statements

  For The Years Ended December 31, 2006 and 2005

  1.

  Liquidity and Management’s Plans

   The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of ($1,466,693) during the year ended December 31, 2006. Also, the Company has a cash balance of $5,772, a working capital deficit of $967,843 and a stockholders’ deficit of $1,201,692 at December 31, 2006. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

  The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  2.

  Reporting Entity and its Business Scope
  Amber Optoelectronics Inc. (“the Company”) was incorporated on June 24, 2004, as a company limited by shares under the law of the Republic of China (“R.O.C.”).  As of December 31, 2006, the Company registered its capital for $150,000.  On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc.  All shares and per share amounts have been restated to reflect the reverse acquisition.

  As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated.

  The company is engaged in the sale of electronics, electronic materials, and information software.

  3.

  Summary of Significant Accounting Policies

  A. Assumptions of Cash Flow Statements
  Cash Flow Statement is comprised of cash and cash equivalents including cash on hand, petty cash, bank deposit, treasury bills purchased with a maturity of three months or less, negotiable certificate of deposit, commercial papers, etc.

  B. Accounts Receivable
  In order to determine the fair value of accounts receivable, a provision is recorded for doubtful accounts to cover estimated credit losses.  Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.  The policy is to evaluate the credit risk of its customers utilizing historical data and estimates of future performance.  Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.

  The Company has policies in place to ensure that sales of products are made to customers with an appropriate credit history or the sales are made on cash basis.  The Company also has a concentration of credit risk due to geographic sales as a majority of its products are marketed and sold in Taiwan.

  C. Inventories
  Inventories are stated at cost based on weighted average method when acquired, and stated at the lower of cost or market value based on gross method at the balance sheet date.

  D. Property, plant and equipment
  Property, plant and equipment are stated at cost. Significant renewals and improvements are treated as capital expenditures.  Maintenance and repairs are charged to expense as incurred.  When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off.  Gains on the disposal of property, plant and equipment are recorded as non-operating income in the accompanying statements of income.  In accordance with ROC Company Law, such gains, net of related income taxes are transferred to capital surplus in the subsequent year.  Losses on the disposal of property, plant and equipment are presented as expenses in the accompanying statements of income.

  Interest expense related to the purchase and construction of property, plant and equipment is capitalized and included in the cost of related assets.

  Depreciation of property, plant and equipment is provided at the straight-line basis using the following useful lives of the respective assets:
  Buildings: 40 years
  Office equipment: 3~12 years
  Other property, plant and equipment: 4~15 years
  Machinery and equipment: 3~15 years

  E. Financial Instruments

  Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

  F.

  Advertising Costs

  Advertising costs are classified as selling expenses and are expensed as incurred.

  G.

  Use of Estimates

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  H.

  Classification of Shipping and Handling Costs

  Shipping costs are reflected in the statement of operations under selling expenses.  These costs relate to those costs incurred by the Company for third party shipping to our customers.

  I.

  Revenue Recognition / Returns

  The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

  J.

  Income Tax
  The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (“SFAS” No. 109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

  K.

  Foreign Currency Translation

  The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of the ROC.  The Company’s functional currency is also NTD. The Company has adopted SFAS 52 in translating financial statement amounts from NTD to the Company’s reporting currency, United States dollars (“US$”). All assets and liabilities are translated at the current rate. The shareholders’ equity accounts are translated at appropriate historical rate. Revenue and expenses are translated at the weighted average rates in effect on the transaction dates.

  Foreign currency gains and losses, if any, are included in the Consolidated Statements of Operations as a component of other comprehensive income.

  L.

  Lease Commitment

  The Company has adopted SFAS No. 13, “Accounting for Leases”. If the lease terms meet one or all of the following four criteria, it will be classified as a capital lease, otherwise, it is an operating lease: (1) The lease transfers the title to the lessee at the end of the term; (2) the lease contains a bargain purchase option; (3) the lease term is equal to

  75% of the estimated economic life of the leased property or more; (4) the present value of the minimum lease payment in the term equals or exceeds 90% of the fair value of the leased property. The current lease agreement of the Company does not meet any of the above criteria, so it is classified and recorded as an operating lease.

  M.

  Recently Issued Accounting Standards

  In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152”). This statement amends FASB Statement No. 66 “Accounting for Sales of Real Estate” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 “Accounting for Real Estate Time-Sharing Transactions” (“SOP 04-2”). SFAS 152 also amends FASB Statement No. 67 “Accounting for Costs and Initial Rental operations of Real Estate Projects” to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 153, “Exchanges of No monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No.29 for no monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of no monetary assets that do not have commercial substance. A no monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. This statement has had no effect on the Company.

  In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform and asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for fiscal years that end after December 15, 2005. As such, the Company is required to adopt these provisions for the fiscal year ended December 31, 2005. This statement has had no effect on the Company.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140” (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. This statement has had no effect on the Company.

  In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value , establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement has had no effect on the Company.

  In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

  In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (“SFAS 158”). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended June 30, 2009. The Company is currently evaluating the impact of SFAS 158 on its financial statements.

  N.

  Changes in Accounting Principles and the Effects

  There is no such change in accounting principle and its effects.

  4.

  Contents of Significant Accounts
  (1) Cash and cash equivalents

	December 31, 2006	December 31, 2005
Cash	$4,586	$1,374
Checking accounts	1,186	15,388
Saving accounts	-	68,937
Foreign currency accounts	-	7,935
Total	$5,772	$93,634

  (2) Notes and Accounts Receivable

	December 31,2006	December 31, 2005
Notes receivable	-0-	$70,651
Accounts receivable	-0-	174,080
Total	$0	$244,731

  All notes and accounts receivable mentioned above are not pledged.

  (3) Inventories

	December 31, 2006	December 31, 2005
Merchandise	$16,447	$9,846
Finished goods	120,740	15,350
Raw materials	1,375,321	1,670,626
Scrap and waste	-	-
Total	$1,512,508	$1,695,822

  As of December 31, 2004, 2005 and 2006, inventories were not pledged or having insurance coverage.

  (4) Property, plant and equipment

	Cost	Accumulated depreciation	Book value
December 31, 2006
Machinery equipment	$40,890	$6,649	$34,241
Transportation equipment	-0-	-0-	-0-
Office equipment	13,765	1,454	12,311
Other property, plant and equipment	3,827	638	3,189
Total	$58,482	$8,741	$49,741
December 31, 2005
Machinery equipment	40,060	7,865	32,195
Transportation equipment	19,776	4,395	15,381
Office equipment	25,431	3,124	22,307
Other property, plant and equipment	220,892	18,658	202,234
Total	$306,159	$34,042	$272,117

  Depreciation expenses were $56,667 and $29,445 for the year ended December 31, 2006 and 2005, respectively.

  None of the above property, plant and equipment is pledged.

  (5) Short-term Borrowings

	December 31, 2006	December 31, 2005
Short-term loans	$1,020,816	$283,625
Total	$1,020,816	$283,625

  In 2006, the interest rates on the above short-term borrowings ranged from 3.81% ~ 4.15%.

  (6) Long-term Debt

December 31, 2006
Long-term loans payable	$298,248

     Long-term loans in Hua Nan Bank
         Period: October 27, 2005 ~ October 27, 2010

          Interest rate: 5%

             Terms of payment: 5 years, 60 periods, interest totaling $5,894

December 31, 2005
Long-term loans payable	$118,270

  6

  Long-term loans in Hua Nan Bank

     Period: October 27, 2005 ~ October 27, 2010

  Interest rate: 5%, 60 periods, interest totaling $2,543

  (7) Capital Stock

  As of December 31, 2006, the capital amounted to $150,000, which has been restated to reflect the reverse acquisition of Amber Optoelectronics Inc. based on the issuance of 9,000,000 shares of common stock to the owner of the Amber in Taiwan.

  (8) Legal reserve, unappropriated earnings and dividend policy

  The Company’s articles of incorporation stipulate that the current year’s earnings, if any, shall be distributed in the following order:

  a. Payment of all taxes and dues;

  b. Offset prior year’s operation losses;

  c. Set aside 10% of the remaining amount after deducting items a and b as a legal reserve;

  d. Set aside 10% of the remaining amount after deducting items a, b and c as dividends for stockholders.

  e. After distributing items a, b, c and d above from the current year’s earning, any portion of the remaining amount is allocated as follows: 0.01% as employees’ bonus; and 99.99% as stockholder’s dividends.

  (9) Income Tax

  The income tax expense (benefit) for the year of 2006 and 2005 are summarized as follows :

	December 31, 2006	December 31, 2005
Deferred income tax assets or liabilities
Temporary difference:
Income tax expense:
Income / (Loss) before tax	($1,464,020)	$94,657
Taxable income	-	$94,657
Income tax expense	-	$32,444
Accrued Income tax expense	-	$32,444

   (10) Selling, General and Administrative Expenses

	December 31,2006	December 31, 2005
Payroll expense	$151,036	$170,983
Rent expense	2,733	1,800
Office supplies	9,233	4,198
Traveling expense	477	528
Freight	6,637	17,935
Postage	8,955	1,113
Repairs and maintenance	974	855
Advertisement expense	3,103	950
Insurance	8,257	9,126
Entertainment	27,768	5,323
Taxes	313	320
Depreciation expense	42,450	4,901
Meal	4,052	-

Research and development expense	-	-
Commission	13,101	-
Other expenses	80,094	80,136
Total	$359,183	$298,168

   (11) Transactions with Related Parties

      (a) Names and relationship

Name	Relationship to the Company
Jin-Wan Chen	A director of the Company
Chao-Wen Cheng	A supervisor of the Company
Yi Shian Plastic Co., Ltd	The same director of the Company

      (b) Significant transactions with relates parties

         1. Cash flow with related parties to the Company

2006
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$30,675	December 31	$30,675
Chao-Wen Cheng	$30,675	December 31	$30,675

2005
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$415,106	December 31	$415,106
Chao-Wen Cheng	$412,868	December 31	$412,868

         2. Sales

           Details of sales with Yi Shian Plastic Co., Ltd during the year of 2006 and 2005 are as follows:

2006		2005
Amount	Percentage	Amount	Percentage
$0	0%	$4,508	2.57%

         3. Receivables

2006		2005
Amount	Percentage	Amount	Percentage
$0	0%	$4,733	61.67%

  (12) Leases

  The Company has a lease agreement for the lease of a manufacturing plant about 12,600 square feet.  The lease is for a ten year term ending in May 2014.

  The minimum lease payments for the years ended 2007 through 2014 are $18,720 per year.

  (13) Commitments and Contingencies

  As of December 31, 2006, there is no such significant commitment or contingencies.

  (14) Subsequent Event

  As Amber Optoelectronics Inc. the shell company has no revenue or expenses for the year ended December 31, 2006, the only difference for the pro forma financial statements is earning / (loss) per share which would have been ($0.15) per share had the reverse acquisition been effected at the beginning of the reporting period as of January 1, 2006.

  THIS SECTION INTENTIONALY LEFT BLANK

  Consolidated Financial Statements as of SEPTEMBER 30, 2007

  Financial Statements of

  AMBER OPTOELECTRONICS INC.

  September 30, 2007

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Balance Sheets

Periods Ended September 30, 2007 and December 31, 2006

	30-Sep-07 (Unaudited)	31-Dec-06 (Audited)
ASSETS		
Current Assets		
Cash and Cash Equivalents	$ 15,546	$ 5,772
Accounts Receivable - Net of Allowance for Doubtful Accounts	9,200	-
Inventories	367,934	1,512,508
Prepaid Expenses	280	1,375
Other Current Assets	23,121	15,232
Total Current Assets	$ 416,081	$ 1,534,887
Property and Equipment - Net of Accumulated Depreciation	105,374	49,741
Deferred Costs	-	14,658
Total Assets	$ 521,455	$ 1,599,286
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities		
Bank Loans and Borrowings	$ -	$ 1,020,816
Advances From Customers	-	747,567
Due To Shareholders	124,000	734,347
Accounts Payable And Accrued Liabilities	259,332	-
Total Current Liabilities	$ 383,332	$ 2,502,730
Other Liabilities		
Long Term Debt	$ -	$ 298,248
Total Liabilities	$ 383,332	$ 2,800,978
Shareholders' Equity		
Common Stock, $0.001 par value, 50 millions shares authorized - 26,928,850 and 9,000,000 issued and outstanding at September 30, 2007 and December 31, 2006	26,929	9,000
Additional paid in capital	123,071	141,000
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	12,005	7,550
Retained Earnings / (Loss)	(33,703)	(1,369,063)
Total Shareholders' Equity	$ 138,123	$ (1,201,692)
Total Liabilities and Shareholders' Equity	$ 521,455	$ 1,599,286

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statement of Operations
For the Nine Month Periods Ended September 30, 2007 and 2006

	30-Sep-07 (Unaudited)	30-Sep-06 (Unaudited)
Sales Revenues:	$ 480,672	$ 7,260,954
Less: Sales Returns	-	(275,937)
Less: Sales Allownaces	-	(2,655)
Total Net Sales	$ 480,672	$ 6,982,362
Cost Of Sales	366,035	6,527,601
Gross Profit	$ 114,637	$ 454,761
Selling, General and Administrative Expenses	88,736	259,316
Income (Loss) From Operations	$ 25,901	$ 195,445
Non-Operating Income		
Other Income	-	54
	-	54
Non-Operating Expenses		
Loss On Sales Of Assets	98,708	-
Interest Expense	-	8,371
	98,708	8,371
Net Income (Loss) before Income Taxes	$ (72,807)	$ 187,128
Provision For Income Taxes	-	16,099
Net Income (Loss)	$ (72,807)	$ 171,029
Comprehensive Income		
Foreign Currency Translation Income	4,456	22,336
Total Comprehensive Income (Loss)	$ (68,351)	$ 193,365
Net (Loss) Income Per Share - Basic and Diluted	$ (0.01)	$ 0.02
Weighted Average Shares Outstanding - Basic and Diluted	12,625,463	9,000,000

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statements of Cash Flows

Periods Ended September 30, 2007 and 2006

	30-Sep-07 (Unaudited)	30-Sep-06 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Income (Loss)	$ (72,807)	$ 171,029
Non-Cash Adjustments		
Common Stock Issued in Exchange for Services Rendered by Shareholder	-	(150,000)
Gain (Loss) on Asset Disposal	386,144	(747,330)
Depreciation and Amortization Expense	2,831	56,667
Bad Debt Expense	-	-
Changes in Operating Assets and Liabilities		
Accounts and Notes Receivable	(9,200)	1,126,027
Prepaid Expenses	1,095	1,980
Accounts Payable & Accrued Liabilities	259,332	(782,132)
Inventories	1,144,574	872,576
Other Current Assets	(7,889)	148,230
Deferred Costs	14,658	-
Advances From Customers	(747,567)	745,654
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ 971,171	$ 1,442,701
CASH FLOWS FROM INVESTING ACTIVITIES:		
Investment in Capital Assets	(52,802)	(63,047)
NET CASH FROM INVESTING ACTIVITIES	$ (52,802)	$ (63,047)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Net Repayment from Bank Indebtness	-	(236,623)
Short-Term Borrowings	-	(228,379)
Long-Term Notes Payable	(298,248)	-
Increase (Decrease) in Common Stock	17,929	-
Increase (Decrease) in Additional-Paid-In-Capital	(17,929)	
Increase (Decrease) in Legal Reserve	-	69,886
(Advances From) Repayment To Shareholders	(610,347)	(809,758)
NET CASH FLOWS FROM FINANCING ACTIVITIES	$ (908,595)	$ (1,204,874)
NET CHANGE IN CASH AND CASH EQUIVALENTS	$ 9,774	$ 174,780
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,772	12,722
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 15,546	$ 187,502

SUPPLEMENTAL DISCLOSURES		
Interest Paid	$ -	$ 8,371
Income Taxes Paid	-	16,099
Contributed Services by Shareholders	$ -	$ (150,000)
Repayment of Bank Indebtedness through Settlement	$ (1,020,816)	$ -

  The accompanying notes are an integral part of these financial statements.

  AMBER OPTOELECTRONICS INC.

  Notes to Financial Statements

  For The Nine Months Ended September 30, 2007 and 2006

  1.

  Liquidity and Management’s Plans

   The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of ($72,807) during the nine months ended September 30, 2007. Also, the Company has a cash balance of $15,546, a working capital surplus of $33,703, and an accumulated deficit of $68,351 at September 30, 2007. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

  The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  2.

  Reporting Entity and its Business Scope

  Amber Optoelectronics Inc. (“the Company”) was incorporated on June 24, 2004, as a company limited by shares under the law of the Republic of China (“R.O.C.”).  As of June 30, 2007, the Company went through a reorganization of its operations.  On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc. and acquired about 36% of the interest in order to raise additional equity capital for its operations.  All shares and per share amounts have been restated to reflect the reverse acquisition.

  As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated.

  The company is engaged in the sale of electronics, electronic materials, and information software.

  It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

  3.

  Summary of Significant Accounting Policies

  a.

  Use of Estimates

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  b.

  Financial instruments

  Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

  c.

  Income Tax

  The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (“SFAS” No. 109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

  d.

  Foreign Currency Translation

  The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of the ROC.  The Company’s functional currency is also NTD. The Company has adopted SFAS 52 in translating financial statement amounts from NTD to the Company’s reporting currency, United States dollars (“US$”). All assets and liabilities are translated at the current rate. The shareholders’ equity accounts are translated at appropriate historical rate. Revenue and expenses are translated at the weighted average rates in effect on the transaction dates.

  Foreign currency gains and losses, if any, are included in the Consolidated Statements of Operations as a component of other comprehensive income.

  e.

  Recently Issued Accounting Standards

  In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152”). This statement amends FASB Statement No. 66 “Accounting for Sales of Real Estate” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 “Accounting for Real Estate Time-Sharing Transactions” (“SOP 04-2”). SFAS 152 also amends FASB Statement No. 67 “Accounting for Costs and Initial Rental operations of Real Estate Projects” to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 153, “Exchanges of No monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No.29 for no monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of no monetary assets that do not have commercial substance. A no monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. This statement has had no effect on the Company.

  In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform and asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for fiscal years that end after December 15, 2005. As such, the Company is required to adopt these provisions for the fiscal year ended December 31, 2005. This statement has had no effect on the Company.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140” (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 156, “Accounting for Servicing of Financial

  Assets - an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. This statement has had no effect on the Company.

  In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement has had no effect on the Company.

  In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

  In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (“SFAS 158”). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended June 30, 2009. The Company is currently evaluating the impact of SFAS 158 on its financial statements.

  f.

  Subsequent Event

  As Amber Optoelectronics Inc. the shell company had no revenue or expenses for the nine months ended September 30, 2007, the only difference for the pro forma financial statements is earnings / (loss) per share which would have been ($0.006) per share had the reverse acquisition been effected as of the beginning of the reporting period at January 1, 2007.

  THIS SECTION INTENTIONALY LEFT BLANK

  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mississauga, Ontario, Canada on December 10, 2007

  Amber Optoelectronics, Inc.

  By:              /s/

                                                                                        Carman McClelland,

  Chief Executive Officer

  Amber Optoelectronics, Inc

  .

  By:               /s/

  John Campana,

  President

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                    /s/

  Carman McClelland

  Chief Executive Officer

  Dated: December 10, 2007

                  /s/

  John Campana

  President

  Dated: December 10, 2007

                  /s/

  George Parselias

  Secretary, Treasurer,

  Dated: December 10, 2007

  EXHIBITS:

  1.1

   Articles of Incorporation of the Company

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:54 PM 01/05/2007
FILED 03:15 PM 01/05/2007
SRV 070016000 - 4280181 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: AMBER OPTOELECTRONICS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

> To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is Fifty Million (50,000,000) shares of common stock with a par value $0.001

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January, 2006.

The Company Corporation, Incorporator

By: Sparkle Harding
Name: Sparkle Harding
Assistant Secretary

DE BC D-:CERTIFICATE OF INCORPORATION - SHORT SPECIMEN 09/00-1 (DESHORT)

  1.2  By-laws of the Company

BYLAWS OF
AMBER OPTOELECTRONICS, INC.
A Delaware Corporation

ARTICLE I--Offices

The principal office of the corporation shall be located in the State of New York in the County of Monroe, 2541 Monroe Ave. Suite 301, Rochester, New York 14618 The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II--Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00 o'clock PM. on the Third Tuesday in the month of November in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be, called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation, entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate anyplace as the place for such meeting. If no designation is made, or if a special meeting shall be called, otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting; and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be; delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination

1

in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders;

Section 7. Quorum. Fifty One Percent (51%) of the outstanding , shares of the company entitled to VOTE, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may b~ transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless, the vote of a greater number or voting by classes is required by law or the articles of incompany.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to corresponding fractional" vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by Certain Holders; Neither treasury shares, nor shares of its own stock held by the company in a fiduciary capacity, nor shares held by another company if a majority of the shares entitled to vote for the election of Directors of such other company is held by this company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another company may be voted by such officer, agent or proxy as the bylaws of such company may prescribe or, in the absence of such provision, as the Board of Directors of such company may determine.

Shares held by an administrator, executor; guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share, into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of the shareholders.

ARTICLE III- Board of Directors

2

Section 1. General Powers. The business and affairs of the company shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incompany.

Section 2. Number, Tenure and Qualifications. The number of Directors of the company shall be not less than two nor more than five, unless a lesser number is allowed by statute. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her, successor shall have been elected and qualified.

Directors need not be residents of this state or shareholders of the company. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the company. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining , Directors though not Less than a quorum. A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office" Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid anyone or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefore.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV- Officers and Agents

Section 1. General. The officers of the company shall be president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the company

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shall be fixed by the Board of Directors . One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may .be removed by the Board of Directors whenever in it's judgement the best interest of the company will be served thereby.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the un-expired portion of the term.

Section 5. President. The president shall:
(a) subject to the direction and supervision of the Board of Directors, be the chief executive officer of the company;
(b) shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and (c) the president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents. The vice presidents shall:
(a) assist the president; and
(b) shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7. Secretary. The secretary shall:
(a) keep the minutes of the proceedings of the shareholders and the Board of Directors;
(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the company and affix the seal to all documents when authorized by the Board of Directors;
(d) keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the company's transfer agent or registrar;
(e) sign with the president, or a vice president, certificates for shares of the company, the issuance of which shall have been authorized by resolution of the Board of Directors;
(f) have general charge of the stock transfer books of the company, unless the company has a transfer agent; and
(g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to HIM or her by the president or by the Board of Directors.

Section 8. Treasurer. The treasurer shall:
(a be the principal financial officer of the company;
(b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;
(c) be the principal accounting officer of the company; and
(d) have such other powers and perform such other duties as may be from time to time prescribed by the. Board of Directors or the president;

ARTICLE V~-Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the company by its president or a vice president and the secretary, and shall be sealed with the seal of the company, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares, Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the company or to a transfer agent of the company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the

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duty of the : company to issue a new certificate to the person entitled, thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the company which shall be kept at its principal office, or by its registrar duly appointed.

Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the company.

ARTICLE VI: Indemnification of Officers and Directors.

ARTICLE VII--Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incompany or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders meeting) by proxy, shall be equivalent to such notice.

Section 2. Fiscal Year. The fiscal year of the company shall be as established by the Board of Directors.

Section 3. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the company at any regular meeting of the Board or at any special meeting called for the purpose.

APPROVED:
DATED: January 8, 2007

Shirley Diamond

Director: Shirley Diamond

Morris Diamond

Director: Morris Diamond

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  l

  Opinion of Counsel

  Law Offices Of

  RICHARD S. LANE

  200 East 71st Street

  Suite 7C

  New York, NY 10021

  Phone (212) 737-8454 - Fax (212) 737-3259

  November 20, 2007

  Amber Optoelectronics, Inc.

  2283 Argentia Road

  Unit 10, Box 8

  Mississauga, Ontario

  L5N 5Z2    Canada

  Re: Opinion of Counsel - Registration Statement on Form SB-2-A

  Gentlemen:

  I have acted as counsel for Amber Optoelectronics (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form SB-2-A under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the 26,928,850  shares of the Company's common stock, $.001 par value, (the "Common Stock").

  I have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

  Based on the foregoing examination, I am of the opinion that all of the shares of Common Stock issuable pursuant to this Registration Statement are duly authorized and, when issued in accordance therewith, will be validly issued, fully paid and non-assessable.

  Further, I hereby consent to the filing of this opinion as an exhibit to Amendment No.1, the Registration Statement.

  Very truly yours,

              /s/     Richard S. Lane

  Richard S. Lane

  Independent Auditors Consent